UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009
G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 403-0500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 11, 2009, G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc., Andrew & Suzanne Company Inc. and AM Retail Group, Inc., entered into Amendment No. 3 (the “Amendment”) to the Amended and Restated Financing Agreement (the “Financing Agreement”) with JPMorgan Chase Bank N.A. (“JPMC”), The CIT Group/Commercial Services, Inc. (“CIT”), HSBC Bank USA, National Association, Sovereign Bank, Israel Discount Bank of New York, Commerce Bank, N.A., Signature Bank, Bank Leumi USA, Webster Business Credit, Bank of America, N.A. and Wachovia Bank, N.A., as lenders (“Lenders”), and JPMC, as successor agent to CIT, as agent for Lenders.
The Amendment amended the Financing Agreement to amend the procedures related to issuance of letters of credit under the Financing Agreement.
A copy of the Amendment is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amendment No. 3 to the Amended and Restated Financing Agreement, dated as of August 31, 2009, by and among G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc., Andrew & Suzanne Company Inc. and AM Retail Group, Inc. and JPMorgan Chase Bank N.A., as successor agent to The CIT Group/Commercial Services, Inc., as agent for the Lenders that are parties thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.
Date: September 16, 2009
	By:	/s/ Neal S. Nackman
		Name:	Neal S. Nackman
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Amendment No. 3 to the Amended and Restated Financing Agreement, dated as of August 31, 2009, by and among G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc., Andrew & Suzanne Company Inc. and AM Retail Group, Inc. and JPMorgan Chase Bank N.A., as successor agent to The CIT Group/Commercial Services, Inc., as agent for the Lenders that are parties thereto.